Exhibit 2.2

EXECUTION VERSION

Dated 26 November 2020

UNILEVER N.V.

and

UNILEVER PLC

and

UNILEVER JAPAN HOLDINGS K.K.

and

UNILEVER UNITED STATES, INC.

and

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

SUPPLEMENTAL TRUST DEED

relating to certain series of Notes issued by Unilever PLC pursuant to the U.S.$15,000,000,000

Debt Issuance Programme as set out in the Schedule

Ref: L-294827

Linklaters LLP

This Supplemental Trust Deed is made this 26 day of November, 2020 by:

(1)

UNILEVER N.V., a public limited liability company incorporated under the laws of The Netherlands whose corporate seat is in Rotterdam, The Netherlands having its registered office at Weena 455, PO Box 760, 3000 DK Rotterdam, The Netherlands and registered with the Dutch Trade Register of the Chamber of Commerce under number 24051830 (“NV”);

(2)	UNILEVER PLC, a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4ZD, United Kingdom (“PLC”);

(3)	UNILEVER JAPAN HOLDINGS K.K., a company incorporated under the laws of Japan, whose registered office is at 1-1, Kamimeguro 2-chome, Meguro-ku, Tokyo 153-8578, Japan (“UJH”);

(4)

UNILEVER UNITED STATES, INC., a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America (“UNUS”); and

(5)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the “Trustee”).

Whereas:

(A)

PLC has issued the notes set out in the Schedule to this Supplemental Trust Deed (each a “Series” and together, the “Notes”) as constituted by the trust deed dated 22 July 1994 made between NV, PLC and UJH as issuers, PLC, NV and UNUS as guarantors and the Trustee (such trust deed, as amended and restated or supplemented in accordance with its terms as at the issue date of the relevant Series, the “relevant Trust Deed”).

(B)

On 26 November 2020, Unilever Finance Netherlands B.V., a private company with limited liability incorporated under the laws of The Netherlands whose corporate seat is in Rotterdam, The Netherlands having its registered office at Weena 455, 3013 AL Rotterdam, The Netherlands was incorporated pursuant to a Dutch statutory demerger (juridische splitsing) of NV (the “NV Demerger”).

(C)

On or around 29 November 2020, pursuant to the Companies (Cross-Border Mergers) Regulations 2007 (for English law purposes) and the Dutch Civil Code (Burgerlijk Wetboek) (for Dutch law purposes), NV and PLC will merge by way of a cross-border merger carried out as a “merger by absorption” (the “Cross-Border Merger”) whereby PLC will acquire all the assets, liabilities and legal relationships of NV under universal succession of title and NV will cease to exist (the Cross-Border Merger and the other implementation steps related thereto pursuant to which PLC will become the sole parent company of the Unilever group referred to herein as “Unification”).

(D)

Pursuant to Extraordinary Resolutions passed by holders of each Series of the Notes, the Noteholders have agreed to (i) the release of NV from its obligations as a guarantor under the Notes and the relevant Trust Deed (the “Guarantor Release”), (ii) certain amendments to the terms and conditions of the relevant Series which will be effected and implemented pursuant to this Supplemental Trust Deed and (iii) direct the Trustee to waive any Default which has arisen or would otherwise arise in respect of the Notes as a result of or in connection with any or all of the NV Demerger, the Unification, the Guarantor Release or the Cross-Border Merger pursuant to a waiver letter dated 22 July 2020.

(E)	The guarantee provided by UNUS in respect of the Notes will continue to remain in full force and effect.

(F)	This Supplemental Trust Deed is supplemental to the relevant Trust Deed in respect of each Series.

Now therefore this Supplemental Trust Deed witnesseth and it is hereby declared as follows:

1	Definitions and Interpretation

1.1

To the extent to which the same are applicable and unless otherwise defined herein, the definitions and provisions contained in Clause 1 of the relevant Trust Deed shall apply to and be incorporated in this Supplemental Trust Deed (including the recitals hereto).

1.2	The relevant Trust Deed and this Supplemental Trust Deed shall henceforth be read and construed together as one trust deed in respect of the Notes only.

1.3

References herein to the “2019 Trust Deed Notes” are to the €650,000,000 1.500 per cent. Notes due June 2039 issued by PLC and guaranteed by NV and UNUS (ISIN: XS2008925344) and the £500,000,000 1.500 per cent. Notes due July 2026 issued by PLC and guaranteed by NV and UNUS (ISIN: XS2008921277).

1.4

References herein to the “2019 Trust Deed” are to the trust deed dated 22 July 1994 as supplemented by the Twenty Second Supplemental Trust Deed dated 15 May 2019 made between NV, PLC, UNUS and the Trustee.

2	Release of obligations of NV as Guarantor

With effect from the date hereof, NV is hereby released from all its obligations, undertakings and covenants as guarantor under the relevant Trust Deeds and the Notes.

All references to “the Guarantors” and “the relevant Guarantors” in the relevant Conditions and the relevant Trust Deeds shall be deemed to be references to UNUS only.

3	Continuing guarantee

UNUS hereby confirms that the guarantees provided by it in respect of the Notes will continue to remain in full force and effect following the execution of this Supplemental Trust Deed.

4	Additional amendments to the relevant Conditions

4.1	Condition 4 of the relevant Conditions is hereby amended as follows:

“4	Negative Pledge

So long as any Notes remain outstanding (as defined in the Trust Deed), PLC ~~neither N.V. nor PLC~~ will not create or have outstanding any mortgage, charge, lien, pledge or other security interest upon the whole or any substantial part of its undertaking or assets (including any uncalled capital), present or future, to secure any Indebtedness of any person (or any guarantee or indemnity given in respect thereof) unless the Notes and the Coupons shall be secured by such mortgage, charge, lien, pledge or other security interest equally and rateably therewith in the same manner or in a manner satisfactory to the Trustee or such other security for the Notes and Coupons shall be provided as the Trustee shall, in its absolute discretion, deem not less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of Noteholders provided that the restriction contained in this Condition shall not apply to:

(i)	any mortgage, charge, lien, pledge or other security interest arising solely by mandatory operation of law; and

(ii)

any security over assets of ~~N.V. or, as the case may be,~~ PLC arising pursuant to the Algemene Voorwaarden (general terms and conditions) of the Nederlandse Vereniging van Banken (Dutch Bankers’ Association) and/or similar terms applied by financial institutions, if and insofar as applicable.

For the purposes of this Condition:

“Indebtedness” means any loan or other indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which at the time of issue thereof either is, or is intended to be, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other recognised securities market and which by its terms has an initial stated maturity of more than one year; and

“substantial” means~~, in relation to each of N.V. and PLC,~~ an aggregate amount equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of ~~N.V.,~~ PLC and its ~~their~~ group companies (being those companies required to be consolidated in accordance with ~~Netherlands and~~ United Kingdom legislative requirements relating to consolidated accounts) (the “Unilever Group”, and any company within the Unilever Group being referred to herein as a “Group Company”), such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the auditors of PLC ~~Auditors (as defined in the Trust Deed)~~ that, in their opinion, (1) the amounts shown in a certificate provided by ~~N.V. and~~ PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been accurately extracted from the accounting records of the Unilever Group, and (2) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.

4.2	In respect of all Series of Notes other than the 2019 Trust Deed Notes, Condition 7(h) of the relevant Conditions is hereby amended as follows:

“7(h) Purchase of Notes

The Issuer, each Guarantor and any other Group Company may at any time purchase Notes at any price in the open market or otherwise. If purchases are made by tender, tenders must be made available to all Noteholders alike.”

4.3	In respect of all Series of Notes other than the 2019 Trust Deed Notes, Condition 10(A) of the relevant Conditions is hereby amended as follows:

“10 Repayment Upon Event of Default

(A)	The following events or circumstances (each, a “Default”) shall be acceleration events in relation to the Notes of a Series:

(a)	there is a default in the payment of any principal of, or for more than 15 days in the payment of any interest due on, any of the Notes; or

(b)

there is a default in the performance or observance by ~~the Issuer N.V. or~~ PLC of any other obligation under the Trust Deed or the Notes and such default continues for 30 days after written notice thereof shall have been given to the Issuer and the Guarantor~~s~~ by the Trustee requiring the same to be remedied; or

(c)

(i) any other indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) of ~~either N.V. or~~ PLC becomes prematurely repayable as a result of a default under the terms thereof, or (ii) ~~either N.V. or~~ PLC defaults in the repayment of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) at the maturity thereof (taking into account any applicable grace period therefor), or (iii) any guarantee or indemnity given by ~~either N.V. or~~ PLC in respect of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) shall not be honoured when due and called upon (taking into account any applicable grace period therefor) save where the Trustee is satisfied that liability under such guarantee or indemnity is being contested in good faith; or

(d)

an order is made or a decree or an effective resolution is passed for the winding-up, liquidation or dissolution of ~~the Issuer or N.V. or~~ PLC or an administration order is made or an administrator is appointed in relation to PLC (except for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee ~~or, where UJH is the Issuer, for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or a merger, reconstruction or amalgamation not involving bankruptcy or insolvency~~) and (except where such order, decree or resolution is initiated or consented to by the relevant company or its shareholders) such order, decree or resolution is not discharged or stayed within a period of 60 days; or

(e)

~~the Issuer or N.V. or~~ PLC (except ~~in the case of N.V. or PLC~~ for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee ~~or, where UJH is the Issuer, for the purpose of a merger, reconstruction or amalgamation under the terms of Condition 15 or a merger, reconstruction or amalgamation not involving bankruptcy or insolvency~~) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or

(f)

an administrative receiver or other receiver, trustee, assignee or like officer is appointed of ~~(where the Issuer is UJH) the whole or a substantial part of the undertaking or assets of UJH or (in any case)~~ the whole or a substantial part of the undertaking or assets of PLC ~~or (in any case) an administrator (bewindvoerder) is provisionally or definitively appointed by the District Court in the event of a moratorium (surséance van betaling) over the whole or a~~

~~substantial part of the undertaking or assets of N.V.~~ and (except where any such appointment is made by or at the instigation or motion of the relevant company or its shareholders) such appointment is not discharged within 30 days; or

~~a trustee in bankruptcy (curator) is appointed by the District Court in the event of bankruptcy (faillissement) affecting the whole or a substantial part of the undertaking or assets of New NV or New SubN.V. and such appointment is not discharged within 30 days; or;~~

(g)

a distress or execution is levied or enforced upon or sued out against a substantial part of the assets of ~~either N.V. or~~ PLC ~~(being, in the case of N.V., either an executory attachment (executoriaal beslag) or a conservatory attachment (conservatoir beslag))~~ and is not removed, discharged, cancelled or paid out within 30 days after the making thereof or any encumbrancer takes possession of ~~(where the Issuer is UJH) the whole or a substantial part of the undertaking or assets of UJH or (in any case)~~ the whole or a substantial part of the undertaking or assets of ~~N.V. or~~ PLC and is not discharged within 30 days.~~; or~~

~~for any reason the guarantee of either N.V. or PLC in respect of the Notes ceases to be in full force and effect.~~

For the purposes of paragraphs (f) and (~~h~~g) the expression “a substantial part” means a part whose value is equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of the Unilever Group, such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the auditors of PLC ~~the relevant company~~ that, in their opinion, (i) the amounts shown in a certificate provided by ~~N.V. and~~ PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been correctly extracted from the accounting records of the Unilever Group and (ii) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.”

4.4	In respect of the 2019 Trust Deed Notes only, Condition 10(A) of the relevant Conditions is hereby amended as follows:

“10 Repayment Upon Event of Default

(A)	The following events or circumstances (each, a “Default”) shall be acceleration events in relation to the Notes of a Series:

(a)	there is a default in the payment of any principal of, or for more than 15 days in the payment of any interest due on, any of the Notes; or

(b)

there is a default in the performance or observance by ~~the Issuer N.V. or~~ PLC of any other obligation under the Trust Deed or the Notes and such default continues for 30 days after written notice thereof shall have been given to the Issuer and the Guarantor~~s~~ by the Trustee requiring the same to be remedied; or

(c)

(i) any other indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) of ~~either N.V. or~~ PLC becomes prematurely repayable as a result of a default under the terms thereof, or (ii) ~~either N.V. or~~ PLC defaults in the repayment of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) at the maturity thereof (taking into account any applicable grace period therefor), or (iii) any guarantee or indemnity given by ~~either N.V. or~~ PLC in respect of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) shall not be honoured when due and called upon (taking into account any applicable grace period therefor) save where the Trustee is satisfied that liability under such guarantee or indemnity is being contested in good faith; or

(d)

an order is made or a decree or an effective resolution is passed for the winding-up, liquidation or dissolution of ~~the Issuer or N.V. or~~ PLC or an administration order is made or an administrator is appointed in relation to PLC (except for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee) and (except where such order, decree or resolution is initiated or consented to by the relevant company or its shareholders) such order, decree or resolution is not discharged or stayed within a period of 60 days; or

(e)

~~the Issuer or N.V. or~~ PLC (except ~~in the case of N.V. or PLC~~ for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or

(f)

an administrative receiver or other receiver, trustee, assignee or like officer is appointed of the whole or a substantial part of the undertaking or assets of PLC ~~or an administrator (bewindvoerder) is provisionally or definitively appointed by the District Court in the event of a moratorium (surséance van betaling) over the whole or a substantial part of the undertaking or assets of N.V.~~ and (except where any such appointment is made by or at the instigation or motion of the relevant company or its shareholders) such appointment is not discharged within 30 days; or

(g)

~~a trustee in bankruptcy (curator) is appointed by the District Court in the event of bankruptcy (faillissement) affecting the whole or a substantial part of the undertaking or assets of New NV or New SubN.V. and such appointment is not discharged within 30 days; or~~Not used;

(h)

a distress or execution is levied or enforced upon or sued out against a substantial part of the assets of ~~either N.V. or~~ PLC ~~(being, in the case of N.V., either an executory attachment (executoriaal beslag) or a conservatory attachment (conservatoir beslag))~~ and is not removed, discharged, cancelled or paid out within 30 days after the making thereof or any encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of ~~N.V. or~~ PLC and is not discharged within 30 days.~~; or~~

(i)	~~for any reason the guarantee of either N.V. or PLC in respect of the Notes ceases to be in full force and effect.~~ Not used

For the purposes of paragraphs (f) and (h) the expression “a substantial part” means a part whose value is equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of the Unilever Group, such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the auditors of PLC ~~the relevant company~~ that, in their opinion, (i) the amounts shown in a certificate provided by ~~N.V. and~~ PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been correctly extracted from the accounting records of the Unilever Group and (ii) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.”

4.5	In respect of all Series of Notes other than the 2019 Trust Deed Notes, the fourth and fifth paragraphs of Condition 15 of the relevant Conditions are hereby amended as follows:

“The Trustee may also agree, subject to certain conditions set out in the Trust Deed, but without the consent of the Holders of the Notes of such Series and of the Receipts and of the Coupons (if any) relating thereto, (i) to the substitution of any Group Company in place of the Issuer as principal debtor in respect of the Notes of any Series or (ii) to the substitution in place of the Issuer as principal debtor, or of ~~any~~the Guarantor, of any successor in business (as defined in the Trust Deed) of the Issuer or, as the case may be, ~~that~~ the Guarantor. It is a condition of any such substitution that such Notes, Receipts and Coupons (if any) relating thereto thereupon become or remain, as the case may be, unconditionally and irrevocably guaranteed on a joint and several basis by ~~N.V. (except where N.V. is the new principal debtor),~~ PLC ~~(except where PLC is the new principal debtor)~~ and ~~UNUS~~ (except where UJH is the new principal debtor) UNUS.

So long as any Notes remain outstanding (as defined in the Trust Deed), neither UJH nor ~~N.V. nor~~ PLC will merge with, or transfer all or substantially all of its assets or undertaking to, another company (except where UJH~~, N.V.~~ or PLC, as the case may be, is the continuing company) unless that other company agrees, in form and manner reasonably satisfactory to the Trustee, to be bound by the terms of the Notes, Receipts and the Coupons (if any) appertaining thereto and the Trust Deed in place of UJH or, as the case may be, ~~N.V. or~~ PLC and the Trustee is satisfied that the conditions set out in the Trust Deed are complied with.”

4.6	In respect of the 2019 Trust Deed Notes only, the fourth and fifth paragraphs of Condition 15 of the relevant Conditions are hereby amended as follows:

“The Trustee may also agree, subject to certain conditions set out in the Trust Deed, but without the consent of the Holders of the Notes of such Series and of the Coupons (if any) relating thereto, (i) to the substitution of any Group Company in place of the Issuer as principal debtor in respect of the Notes of any Series or (ii) to the substitution in place of the Issuer as principal debtor, or of any Guarantor, of any successor in business (as defined in the Trust Deed) of the Issuer or, as the case may be, that Guarantor. It is a condition of any such substitution in accordance with (i) above that such Notes and Coupons (if any) relating thereto thereupon become or remain, as the case may be, unconditionally and irrevocably guaranteed on a joint and several basis by ~~N.V. (except where N.V. is the new principal debtor),~~ PLC ~~(except where PLC is the new principal debtor)~~ and UNUS.

So long as any Notes remain outstanding (as defined in the Trust Deed), ~~neither N.V. nor~~ PLC will not merge with, or transfer all or substantially all of its assets or undertaking to, another company (except where~~, N.V. or~~ PLC~~, as the case may be,~~ is the continuing company) unless that other company agrees, in form and manner reasonably satisfactory to the Trustee, to be bound by the terms of the Notes and the Coupons (if any) appertaining thereto and the Trust Deed in place of ~~N.V. or~~ PLC and the Trustee is satisfied that the conditions set out in the Trust Deed are complied with.”

5	Amendments to the relevant Trust Deeds

5.1	The definition of Auditors in the relevant Trust Deeds is hereby deleted.

5.2	The definition of Group Company in the relevant Trust Deeds is hereby replaced with the following:

“Group Company” has the meaning set out in the Conditions.

5.3	The definition of Guarantee in the relevant Trust Deeds is hereby replaced with the following:

“Guarantee” means the guarantee contained in these presents pursuant to which the Notes are guaranteed, unconditionally and irrevocably, by UNUS.

5.4	In respect of each relevant Trust Deed other than the 2019 Trust Deed, Clause 17(B)(i)(c) of each such relevant Trust Deed is hereby replaced with the following:

“in the case of a substitution of a new principal debtor, an unconditional and irrevocable guarantee ~~of (a) N.V. and PLC or, (b) where N.V. or PLC becomes the principal debtor, PLC or, as the case may be, N.V. and UNUS (in each case),~~ shall have been given by PLC and (except where UJH is the new principal debtor) UNUS in form and substance satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company under these presents, the Notes, the Receipts and the Coupons;”

5.5	In respect of the 2019 Trust Deed only, Clause 17(B)(i)(c) is hereby replaced with the following:

“in the case of a substitution of a Group Company Substitution only, an unconditional and irrevocable guarantee ~~of (a) N.V. and PLC or, (b) where N.V. or PLC becomes the principal debtor, PLC or, as the case may be, N.V. and UNUS (in each case),~~ shall have been given by PLC and (except where UJH is the new principal debtor) UNUS in form and substance satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company under these presents, the Notes and the Coupons;”

5.6	In respect of each relevant Trust Deed other than the 2019 Trust Deed, Clause 17(C)(ii) of the relevant Trust Deed is hereby replaced with the following:

“where the New Company is incorporated, domiciled or resident in, or is otherwise subject generally to the taxing jurisdiction of, or of any authority in, a territory or territories other than, ~~in the case of N.V., The Netherlands,~~ in the case of PLC, the United Kingdom, in the case of UJH, Japan or, in the case of any previous substitute under this Clause, the applicable territory, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 with the substitution for the references to ~~The Netherlands,~~ the United Kingdom, Japan or such territory, as the case may be, of references to the territory or territories in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject generally and in the event of any such undertaking or covenant being given the provisions of these presents shall be read and construed accordingly and the provisions of parts (i) to (iv) of Condition 7(c) shall be amended accordingly;”

5.7	In respect of the 2019 Trust Deed only, Clause 17(C)(ii) is hereby replaced with the following:

“where the New Company is incorporated, domiciled or resident in, or is otherwise subject generally to the taxing jurisdiction of, or of any authority in, a territory or territories other than, ~~in the case of N.V., The Netherlands,~~ in the case of PLC, the United Kingdom or, in the case of any previous substitute under this Clause, the applicable territory, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 with the substitution for the references to ~~The Netherlands,~~ the United Kingdom or such territory, as the case may be, of references to the territory or territories in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject generally and in the event of any such undertaking or covenant being given the provisions of these presents shall be read and construed accordingly and the provisions of parts (i) to (iv) of Condition 7(b) shall be amended accordingly;”

5.8	References to “N.V. or PLC” and “N.V. and PLC” in Clause 17(C) of each relevant Trust Deed are hereby replaced with references to “PLC”.

5.9	References to “N.V. or PLC” in Clause 18(A) of each relevant Trust Deed are hereby replaced with references to “PLC”.

5.10	References to “N.V. or PLC or any of their respective group companies” in Clause 21 of each relevant Trust Deed are hereby replaced with references to “PLC or any of its group companies”.

5.11	References to “N.V. or PLC” in Clause 22 of each relevant Trust Deed are hereby replaced with references to “PLC”.

6	Notice to Noteholders

PLC hereby covenants with the Trustee that, as soon as practicable, and not later than 14 days after the date hereof it shall give, or procure to be given, notice of the entry into this Supplemental Trust Deed to the Noteholders (in a form previously approved by the Trustee) in accordance with Condition 14.

7	Counterparts

This Supplemental Trust Deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this Supplemental Trust Deed by signing any such counterpart.

8	Rights of Third Parties

The parties to this Supplemental Trust Deed do not intend that any term of this Supplemental Trust Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Supplemental Trust Deed.

9	Governing Law

This Supplemental Trust Deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England.

10	Jurisdiction

In relation to all claims arising hereunder (including a claim relating to any non-contractual obligations arising out of or in connection with this Supplemental Trust Deed) NV, PLC, UJH and UNUS severally agree that the courts of England are to have jurisdiction to settle any such claim and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising hereunder may be brought in such courts.

Nothing contained in this Clause shall limit any right to take proceedings against NV, PLC, UJH and UNUS in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of NV, PLC, UJH and UNUS irrevocably agrees that any legal proceedings or any demand or any notice may be made or served on it by the same being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the relevant Trust Deed for the time being of PLC (or at such other office as it may have notified in writing to the Trustee and as the Trustee shall from time to time have approved) and marked for the attention of the Group Secretary of PLC or such other official of PLC as NV, UJH, or UNUS may have notified in writing to the Trustee and the Trustee shall from time to time have approved.

In witness whereof this Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

EXECUTED as a DEED by R.C. Hazell as attorney for	/s/ R.C. Hazell
UNILEVER PLC in the presence of: /s/ M.J. Hazell

Witness’s signature

Name Mrs. M.J. Hazell

Address 100 Victoria Embankment London EC4Y 0HQ

Occupation

EXECUTED as a DEED by UNILEVER N.V. (having its corporate seat in Rotterdam, The Netherlands) acting by Sebastiaan de Buck in the capacity as Duly Authorised Attorney under its authority acting by:	/s/ Sebastiaan de Buck

EXECUTED as a DEED by the said UNILEVER JAPAN HOLDINGS K.K. acting by R.C. Hazell under its authority:	/s/ R.C. Hazell

Signature page to the Supplemental Trust Deed

EXECUTED as a DEED by the said UNILEVER UNITED STATES, INC. acting by Natalia Cavaliere under its authority:	/s/ Natalia Cavaliere

Signature page to the Supplemental Trust Deed

EXECUTED and DELIVERED as a DEED by THE LAW DEBENTURE TRUST CORPORATION P.L.C. acting by two directors/a director and a secretary:

Director /s/ Eliot Solarz Director/Secretary /s/ Charlotte Greenall Representing Law Debenture Corporate Services Ltd

Signature page to the Supplemental Trust Deed

Schedule to the Supplemental Trust Deed

ISIN	Description
XS1560644830	£350,000,000 1.125 per cent. Notes due February 2022
XS1684780031	£250,000,000 1.375 per cent. Notes due 15 September 2024
XS2008921277	£500,000,000 1.500 per cent. Notes due July 2026
XS1684780205	£250,000,000 1.875 per cent. Notes due 15 September 2029
XS2008925344	€650,000,000 1.500 per cent. Notes due June 2039